                              AMENDED AND RESTATED

                         CONSULTING SERVICES AGREEMENT


         THIS AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT is made as of this 31st day of August, 1997, between BIOSTAR, INC., a Delaware corporation with principal offices at 6655 Lookout Road, Boulder, Colorado 80301 ("BIOSTAR"), and THOMAS A. BOLOGNA ("CONSULTANT"), with principal offices at 1221 First Ave., Apt. 1811, Seattle, WA 98101.

         Whereas BIOSTAR and CONSULTANT entered into a Consulting Services Agreement dated as of May 1, 1997 (the "Prior Agreement"); and

         Whereas BIOSTAR and CONSULTANT desire to amend the Prior Agreement as further set forth herein.

         Now, therefore, in consideration of the covenants set forth below CONSULTANT and BIOSTAR agree as follows:

     1. BIOSTAR hereby engages the CONSULTANT to perform and furnish certain services as described in the attached EXHIBIT A hereto.

     2.          As full consideration for the services performed, the
CONSULTANT:

          (a) Will be paid $1,500.00 per day for each full day of services rendered pursuant to this Agreement with payment being rendered monthly.

          (b) In addition, the CONSULTANT will be reimbursed for all out-of-pocket expenses such as travel, lodging, and the like, which are incurred at the request of and approved by BIOSTAR.

          (c) In the event of the Sale of the Company, CONSULTANT will be paid 0.25% of the net proceeds from the transaction, with a minimum amount of $50,000.00, assuming he completes the full term of this Agreement or helped sell BIOSTAR to the acquiring entity. A "Sale of the Company" means one or a series of related transactions resulting in (i) the


                                  1.

consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company (determined on a consolidated basis) after the date of this Agreement to any person other than the Company or any of its direct or indirect subsidiaries, (ii) any transfer of voting power with respect to the Company's capital stock after the date of this Agreement (whether effected by agreement among stockholders, irrevocable proxy, voting trust, issuance or transfer of capital stock, merger, consolidation or other reorganization or means, including a reorganization under bankruptcy or insolvency laws) if, as a result of such transfer, the stockholders of the Company as of the date of this Agreement no longer hold voting power sufficient to elect a majority of the Board (or such surviving or resulting corporation) (including, but not limited to, any existing stockholder acquiring over fifty (50%) of the voting power of the Company), or (iii) the adoption by the Company of a plan of liquidation or dissolution (other than pursuant to a bankruptcy or insolvency) after the date of this Agreement.

          (d) The Company granted Mr. Bologna an option to purchase 53,336 shares of Common Stock priced at $0.23 per share, of which 26,668 vested under the terms of the Prior Agreement. CONSULTANT and BIOSTAR agree to terminate the option with regard to the remaining unvested shares.

         All payments under this Agreement shall be made to Mr. Bologna, with mailing address of 1221 First Ave., Apt. 1811, Seattle, WA 98101.

     3. The parties warrant and represent that they have the right to enter into this Agreement. The CONSULTANT further warrants and represents that the terms of this Agreement are not inconsistent with other contractual obligations, expressed or implied, which he may have.

     4. In view of BIOSTAR'S proprietary rights and interests concerning its facilities and technology, the CONSULTANT agrees that during the term of any subsequent extension of this Agreement and for a period of five (5) years thereafter, the CONSULTANT shall hold in confidence any information concerning BIOSTAR or the field of diagnostic products which is disclosed to the CONSULTANT by BIOSTAR or that results from services under this Agreement. Such information includes, but is not limited to, confidential or proprietary information,


                                     2.

materials, know-how and other data, both technical and nontechnical. The CONSULTANT shall not disclose such information to any third party or use such information for any purpose, except as provided herein, without the prior written approval by BIOSTAR.

         The CONSULTANT shall have no obligations with respect to any portion of such information which:

          (A) is, or later becomes, generally available to the public by use, publication or the like, through no fault of the CONSULTANT; or

          (B) is obtained from a third party who had the legal right to disclose the same to the CONSULTANT; or

          (C) the CONSULTANT already possesses, as evidenced by his written records, predating receipt thereof from BIOSTAR.

         The CONSULTANT further agrees that during the term of this Agreement, he will not disclose to BIOSTAR any information which in confidential or proprietary to himself or any third party.

     5. The CONSULTANT agrees that any information, including but not limited to discoveries, inventions, innovations, suggestions, know-how, ideas and reports made by the CONSULTANT in connection with the services performed by CONSULTANT under this Agreement shall become the sole property of BIOSTAR and shall be disclosed to BIOSTAR. The CONSULTANT will treat such new developments as information which is subject to the confidentiality provisions of paragraph four (4) herein. BIOSTAR shall have the unrestricted right to use all new developments under this Agreement.

     6. It is understood that no patent right or license is hereby granted to either party by this Agreement and that the disclosure of proprietary information shall not result in any obligation to grant either party any rights in and to the subject matter of the other party.





                                       3.

     7. This Agreement shall be effective through December 31, 1998, and may be extended upon mutually written agreement of the parties. However, either party may terminate this Agreement upon thirty (30) days written notice. Any rights or obligations set forth herein, which are accrued prior to the termination of this Agreement, shall survive termination of this Agreement. Payments under paragraph 2A will be paid on a pro rata basis if this Agreement is terminated prior to December 31, 1998.

     8. The relationship created by this Agreement shall be that of independent contractor without the authority to bind or act as agent for BIOSTAR or its employees for any purpose.

     9. Neither party hereto will use the name of the other party in publicity or advertising involving this Agreement without the prior written approval of the other party hereto.

     10. This Agreement shall be governed by the laws of the State of Colorado, U.S.A., and the parties hereby submit to the jurisdiction of the Colorado courts, both state and federal.

     11. No modification to this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.

     12. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties (whether written or oral) relating to said subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

BIOSTAR, INC.                                 CONSULTANT

By:        /s/ Teresa W. Ayers                By:       /s/ Thomas A. Bologna
   -----------------------------------------     ------------------------------
Name:      Teresa W. Ayers                    Name:     Thomas A. Bologna
     ---------------------------------------       ----------------------------
Title:     President/Chief Executive Officer  Date:     12/18/97
      --------------------------------------       ----------------------------
Date:      11/26/97
     ---------------------------------------




                                       4.

                                   EXHIBIT A

(a) Assist the Company in identifying and evaluating alternatives for creating shareholder value.

(b)      Advise on strategic alternatives and opportunities.

(c) Consult directly with Teresa W. Ayers on operations issues as requested.

(d) Represent BioStar, Inc., when requested, in negotiations with other companies (buying/selling/product development).





                                       5.